UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Ocean Power Technologies, Inc.

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28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Tel: 609-730-0400 — Fax: 609-730-0404

October ___, 2020

Dear Stockholder,

We cordially invite you to attend our 2020 Annual Meeting of Stockholders to be held in virtual format only at 9:00 a.m. Eastern Standard Time on Wednesday, December 23, 2020 at https://viewproxy.com/OceanPowerTechnologies/2020. The attached notice of annual meeting and proxy statement describes the business we will conduct at the meeting and provides information about Ocean Power Technologies, Inc. that you should consider when you vote your shares.

The Board of Directors has fixed October 30, 2020 as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting. Please take the time to review this proxy statement and to cast your vote. In light of public health concerns regarding the novel coronavirus (COVID-19) outbreak, the Meeting will be conducted in virtual format only in order to assist in protecting the health and well-being of our shareholders, directors and employees, and to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend. For more information about the virtual-only meeting format, please see “Attending a Virtual Annual Meeting” and “Conducting a Virtual Annual Meeting” on page 2 of the proxy statement for the Meeting. You may vote electronically at the meeting if you attend virtually or by proxy. If you elect to vote by proxy, please following the instructions on the enclosed proxy card – voting by proxy can occur by mail, via the telephone, or over the internet.

We hope that you will participate virtually on December 23, 2020.

Sincerely,

/s/ TERENCE J. CRYAN
Terence J. Cryan
Chairman of the Board of Directors

OCEAN POWER TECHNOLOGIES, INC.

28 Engelhard Drive, Suite B
Monroe Township, NJ 08831

Notice of 2020 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Ocean Power Technologies, Inc., a Delaware corporation, will be held in virtual format only on:

Date:	December 23, 2020

Time:	9:00 a.m. Eastern Standard Time

Website:	https://viewproxy.com/OceanPowerTechnologies/2020

Purposes:	1.	To elect five persons to our Board of Directors;

	2.	To approve an amendment to the 2015 Omnibus Incentive Plan (the “2015 Plan”) to increase the number of shares of our common stock available for grant under the 2015 Plan from 732,036 to 1,332,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants and to make certain other amendments to the 2015 Plan regarding award threshold limits;

	3.	To consider and take action on the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for fiscal year 2021;

	4.	To vote on an advisory resolution to approve our executive officer compensation;

	5.	To approve the issuance of additional shares of common stock to Aspire Capital Fund, LLC pursuant to Nasdaq Listing Rule 5635(d); and

	6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Record Date:	The Board of Directors has fixed the close of business on October 30, 2020 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

These items are fully discussed in the following pages, which are made part of this Notice of 2020 Annual Meeting of Stockholders. Even if you plan to participate virtually at the meeting, we ask you to vote your shares as promptly as possible.

Whether or not you plan to participate virtually at the meeting, please vote your shares as soon as possible. You may vote your shares by telephone, via the Internet or by mail. Stockholders of record who participate virtually at the meeting may vote electronically, even if they already voted their shares by telephone, via the Internet or by returning a proxy card or voting instruction card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 23, 2020:

Copies of this proxy statement and our annual report for the fiscal year ended April 30, 2020 are available by visiting the following website: http://www.oceanpowertechnologies.com.

FOR THE BOARD OF DIRECTORS

/s/ JOHN W. LAWRENCE
John W. Lawrence
General Counsel and Secretary

Monroe Township, NJ
October ___, 2020

TABLE OF CONTENTS

Proxy Statement	1
Proposal One - Election of Directors	3
Proposal Two - Approval of an Amendment to the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan	12
Proposal Three - Ratification of the Selection of Independent Registered Public Accounting Firm	13
Report of Audit Committee	14
Security Ownership of Certain Beneficial Owners and Management	15
Certain Relationships and Related Person Transactions	17
Proposal Four - Advisory Resolution on Executive Compensation Practices	25
Proposal Five - Approval, Pursuant to NASDAQ Listing Rule 5635(d), of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock Pursuant to the Company’s Equity Line of Credit with Aspire Capital Fund, LLC	26
Other Matters	29
Annex A - Fourth Amendment to the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan	A-1

OCEAN POWER TECHNOLOGIES, INC.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

PROXY STATEMENT

Annual Meeting of Stockholders to be held on December 23, 2020

GENERAL INFORMATION

This proxy statement is furnished to stockholders of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our 2020 Annual Meeting of Stockholders (the “Meeting”). The Meeting is scheduled to be held on Wednesday, December 23, 2020, at 9:00 a.m., Eastern Standard Time, in virtual format only at https://viewproxy.com/OceanPowerTechnologies/2020. We anticipate that this proxy statement and the enclosed form of proxy will be mailed to stockholders on or about November 6, 2020.

At the Meeting, stockholders will be asked to vote upon: (1) the election of five directors; (2) an amendment to the 2015 Plan to increase the number of shares of our common stock available for grant under the 2015 Plan from 732,036 to 1,332,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants, as well as certain other amendments regarding award threshold limitations as specified in Proposal 2; (3) the ratification of the selection of our independent registered public accounting firm for fiscal year 2021; (4) an advisory resolution to approve our executive officer compensation; (5) the issuance of additional shares of common stock to Aspire Capital Fund, LLC under the Company’s equity line of credit pursuant to Nasdaq Listing Rule 5635(d) and (6) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

The close of business on October 30, 2020 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of the close of business on such date, we had outstanding and entitled to vote _______ shares of common stock. The closing price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on the Record Date was $_____ per share. You may vote your shares by completing the enclosed proxy card and mailing it in the envelope provided or by telephone or internet as instructed on the proxy card. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other holder of record for instructions on the voting options available to them.

A majority of the shares of common stock entitled to vote at the Meeting must be represented electronically (given the virtual nature of the Meeting) or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of common stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions and broker non-votes will count as present for the purpose of determining the presence of a quorum.

Assuming the presence of a quorum at the Meeting, the following votes are required for approval of the following proposals:

●	Directors are elected by a plurality of the votes cast (Proposal 1). This means that the five nominees with the highest number of “FOR” votes will be elected as directors. Stockholders may not cumulate their votes. If the shares you own are held in “street name” by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or broker how to vote with respect to this item, your bank or broker may not vote with respect to the election of directors. In tabulating the votes, withheld votes for the election of one or more nominees and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote.

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●	The proposal to approve the amendments to the 2015 Plan (Proposal 2), the proposal to ratify the selection of our independent registered public accounting firm (Proposal 3), the advisory resolution to approve our executive officer compensation (Proposal 4) and the proposal to approve the issuance of additional shares of common stock to Aspire Capital Fund, LLC under the Company’s equity line of credit pursuant to Nasdaq Listing Rule 5635(d) (Proposal 5) each require the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the Meeting and voting on the proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote on these proposals.

Our Board of Directors has retained Alliance Advisors LLC, an independent proxy solicitation firm, to assist it in soliciting proxies, for approximately $15,000. Proxies may be solicited by mail, telephone or other electronic means.

Voting of Proxies

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Proposal One - Election of Directors,” FOR the amendments to the 2015 Plan, FOR the ratification of the selection of our independent registered public accounting firm, FOR the approval of the advisory resolution to approve our executive compensation, and FOR the issuance of additional shares of common stock to Aspire Capital Fund, LLC under the Company’s equity line of credit pursuant to Nasdaq Listing Rule 5635(d).

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of EisnerAmper as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors, the amendments to the 2015 Plan, the advisory resolution regarding executive compensation or the issuance of additional shares of common stock to Aspire Capital Fund, LLC under the Company’s equity line of credit pursuant to Nasdaq Listing Rule 5635(d) without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by: (i) providing written notice to our Secretary, (ii) delivery to us of a properly executed proxy bearing a later date, or (iii) voting electronically at the Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers, proxy solicitors, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of Common Stock, and by our officers and other regular employees (at no additional compensation). Our officers, employees and proxy solicitors may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to ensure sufficient representation at the Meeting. Computershare Investor Services has been retained to receive and tabulate proxies. Alliance Advisors, LLC has been retained to assist in soliciting proxies.

Attending a Virtual Annual Meeting

Due to the public health concerns regarding the COVID-19 pandemic, we are holding the Annual Meeting in a virtual only meeting format to support the health and well-being of our stockholders, directors, officers and employees. You will not be able to attend the Annual Meeting at a physical location. If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the Record Date, you may attend the Annual Meeting by visiting https://viewproxy.com/OceanPowerTechnologies/2020 and logging in by entering the control number found on your proxy card, voter instruction form, or Notice, as applicable. If you lost your control number or are not a stockholder, you will be able to attend the meeting by visiting https://viewproxy.com/OceanPowerTechnologies/2020 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into https://viewproxy.com/OceanPowerTechnoolgies/2020, beginning at 8:45 a.m. Eastern Time on December 23, 2020. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on December 23, 2020. If you experience any technical difficulties during the Annual Meeting, a toll-free number will be available on our virtual Annual Meeting site for assistance.

Conducting a Virtual Annual Meeting

The Annual Meeting will be conducted in a virtual-only meeting format. Only stockholders who entered the Annual Meeting by entering the control number found on their proxy card, voter instruction form, or Notice, as applicable, may vote and ask questions at the Annual Meeting. Questions by those stockholders may be submitted in real time during the Annual Meeting at https://viewproxy.com/OceanPowerTechnologies/2020.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our by-laws, our directors serve one-year terms and are elected for a new one-year term at each annual meeting of stockholders.

Four members of our Board of Directors have decided not to stand for re-election after their terms end at the Meeting. Dean J. Glover has served as a Board member since October 2014, and as Vice Chairman since July 2016. Steven M. Fludder and Robert K. Winters have served as Board members since May 2016. Kristine S. Moore has served as a Board member since September 2018.

The five persons listed in the table below have been designated by the Board of Directors as nominees for election as directors with terms expiring at our 2021 annual meeting of stockholders. Terence J. Cryan has been a member of our Board of Directors since October 2012 and was our lead independent director from October 2013 to June 2014 when he became our Chairman of the Board. George H. Kirby III has served as our President, Chief Executive Officer and a member of our Board of Directors since January 20, 2015. Clyde W. Hewlett, Diana G. Purcel, and Peter E. Slaiby are candidates for our Board of Directors effective at the Meeting.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the five nominees, to serve for one-year terms, and in each case until their successors are elected and qualified. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

All of the nominees for election as directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with the Company	Served as Director From
Terence J. Cryan	58	Chairman of the Board	2012
George H. Kirby III	50	Chief Executive Officer and Director	2015
Clyde W. Hewlett	66	Independent Director	N/A
Diana G. Purcel	54	Independent Director	N/A
Peter E. Slaiby	62	Independent Director	N/A

Terence J. Cryan has been a member of our Board of Directors since October 2012 and Chairman of the Board since June 2014. Mr. Cryan was our lead independent director from October 2013 to June 2014 when he became Chairman of the Board. Since August 2017, Mr. Cryan has served as the Chairman of the Board of Westwater Resources, Inc. Mr. Cryan has served on the boards of directors of a number of other publicly traded companies including Uranium Resources, Inc. from 2006 to 2016; Global Power Equipment Group Inc. from 2008 to 2017; Superior Drilling Products, Inc. from 2014 to 2016; Gryphon Gold Corporation from 2009 to 2012; and The Providence Service Corporation from 2009 to 2011. In July 2020, Mr. Cryan joined MACCO Restructuring Group, LLC as a Managing Director. Mr. Cryan served as President and CEO of Global Power Equipment Group Inc., from March 2015 until July 2017. From September 2012 until April 2013, Mr. Cryan served as interim President and CEO of Uranium Resources Inc., and was elected as Chairman of the Board of Directors of Uranium Resources, Inc. in June 2014 and served until March 2016. Mr. Cryan previously served as President and Chief Executive Officer of Medical Acoustics, LLC from 2007 through 2010. Mr. Cryan co-founded in 2001 Concert Energy Partners, LLC, an investment and private equity firm based in New York with a focus on the traditional and alternative energy, power and natural resources industries, and served as Managing Director until 2015. Between 1990 and 2001, Mr. Cryan was a Senior Managing Director in the investment banking department at Bear Stearns & Co. Inc. in New York City and a Managing Director at Paine Webber/Kidder Peabody in both New York City and London. Mr. Cryan earned his Bachelor of Arts degree from Tufts University in 1983 and a Master of Science degree in Economics from The London School of Economics in 1984. In December 2014, Terence Cryan was named a Board Leadership Fellow by the National Association of Corporate Directors. We believe Mr. Cryan’s qualifications to sit on our Board of Directors include his significant experience in financial matters, his prior board and executive experience at other companies, his broad energy industry background and his extensive expertise in financings, mergers and acquisitions.

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George H. Kirby III has served as our President, Chief Executive Office and a member of our Board of Directors since January 2015. Prior to this, Mr. Kirby was Senior Vice President at AECOM Technology Corporation (NYSE: ACM) a leading provider of engineering, procurement and construction (“EPC”) services. In this role, he led their Energy Business Line for the north U.S. region providing services for utilities, power transmission and generation developers, and large industrial energy efficiency end-users. Prior to AECOM, he joined SAIC Energy, Environment, & Infrastructure (NYSE: SAIC) in January 2012 a global leader in solutions for national security, healthcare and engineering, as Managing Director for their Asset Transactions group providing power generation investors and developers with technical and market consulting and advisory services and was promoted to Vice President in 2013 providing EPC services to Investor Owned Utilities. In 2009, he joined American Superconductor (Nasdaq: AMSC) as Director of Global Sales and was promoted to Managing Director of the Americas and Australia in 2011. From 2000 to 2009, Mr. Kirby held significant leadership roles at General Electric in both GE Energy and GE Capital (NYSE: GE) in product development, global sales, quality and project finance. In June 2016, Mr. Kirby was elected to the Board of Trustees of the Sea Research Foundation, a non-profit organization in Mystic, Connecticut. Mr. Kirby previously served as a director of Blade Dynamics, LLC from April to December 2011, and Schooner, Inc. from June to October 2012. Mr. Kirby earned a Bachelor of Science degree in Aerospace Engineering from Syracuse University in 1992 and an M.B.A. from Smeal College of Business at Pennsylvania State University in 2008. We believe Mr. Kirby’s significant leadership experience in energy industries qualifies him to serve on our Board of Directors.

Clyde W. Hewlett is a candidate for joining the Board of Directors effective at the Meeting. Mr. Hewlett has over 40 years of experience in offshore engineering design, manufacturing and operations. Mr. Hewlett has served on the Board of Directors of Seismic City, Inc. since April 2000. From 2015 until 2019, Mr. Hewlett served as Chief Operating Officer (COO) of Oceaneering International, Inc., a global provider of engineered services and products to the offshore energy industry as well as the defense, entertainment and aerospace industries. Prior to his service as COO, Mr. Hewlett was the Senior Vice President for Projects (from 2007 to 2015) and a Vice President and Project Manager (1988 to 2007) with Oceaneering International, Inc. Prior to joining Oceaneering, Mr. Hewlett worked as in various project engineering and project management roles with Vetco Gray, Inc. (from 1987 to 1988), with Hughes Offshore (from 1985 to 1987), with CanOcean Resources, Ltd. (from 1979 to 1984) and with Esso Canada (from 1978 to 1979). Mr. Hewlett obtained his Bachelors of Engineering in Mechanical Engineering from Memorial University of Newfoundland, Canada in 1978. We believe that Mr. Hewlett’s significant engineering, manufacturing and operational experience in the offshore environment qualifies him to serve on our Board of Directors.

Diana G. Purcel is a candidate for joining the Board of Directors effective at the Meeting. Ms. Purcel has 20 years of experience as a Chief Financial Officer (CFO) including 17 years with small cap publicly traded companies. Ms. Purcel currently serves on the Board of Directors for the Animal Humane Society (since 2017) and Now Boarding (since 2019), and she previously served on the Board of Directors for Multicultural Foodservice and Hospitality Alliance (from 2005 to 2008), including service as the Chair of its Audit Committee. From 2018 until 2019, Ms. Purcel served as Executive Vice President and CFO for iMedia Brands, Inc. (formerly Evine Live, Inc.), an interactive video and digital commerce company. From 2014 until 2017, Ms. Purcel served as the CFO for Cooper’s Hawk Winery & Restaurants, LLC, which operated restaurants, manufactured private-label wines, and managed the largest wine club in the world. From 2003 until 2014, Ms. Purcel served as CFO, Chief Accounting Officer and Corporate Secretary for BBQ Holdings, Inc. (formerly Famous Dave’s of America, Inc.), which franchised and operated a casual dining restaurant chain in over 35 states. From 1999 until 2003, Ms. Purcel served as CFO, Chief Accounting Officer and Secretary for Paper Warehouse, Inc., a party-good retailer and franchisor in 10 states. Ms. Purcel has also worked with Arthur Andersen LLP (1988 to 1993) and with other companies including Target Corporation (from 1994 to 1998). Ms. Purcel obtained her Bachelor of Science in Management, with a concentration in Accounting, from Tulane University in 1988, and is a certified public accountant (inactive). We believe that Ms. Purcel’s significant financial experience as a CFO in numerous public and private entities qualifies her to serve on our Board of Directors.

Peter E. Slaiby is a candidate for joining the Board of Directors effective at the Meeting. Mr. Slaiby has over 39 years of experience in the oil and gas industry including over 37 years working with Royal Dutch Shell. Mr. Slaiby serves on the Board of Directors for Glacier Oil and Gas (since 2019) and The Harris School in Houston, Texas (since 2017). Previously Mr. Slaiby served on the Board of Directors for the Alaska Oil & Gas Association (from 2009 to 2014) including as its Chairman (in 2014), and served on the Chancellors Advisory Board for University of Alaska – Anchorage (from 2010 to 2013). Mr. Slaiby is serving as the Managing Director for Quartz Upstream (since 2017) and is serving as Managing Partner for Floris Energy (since April 2020). From 2019 to 2020, Mr. Slaiby was a co-founder for Novara Energy. From 1980 to 2017, Mr. Slaiby worked with Shell in various roles: as Vice President, Decommissioning and Restoration, as Vice President, Shell Alaska, and as Asset Manager – Brunei and UK Shell Petroleum. Mr. Slaiby also worked with Pecten (a Shell subsidiary) as Technical Manager – Cameroon, as Project and Technical Manager – Brazil, and as Project Manager – Syria. Mr. Slaiby began his professional career in 1980 working for Shell Oil Company in various production roles in the Gulf of Mexico. Mr. Slaiby obtained his Bachelors of Engineering in Mechanical Engineering from Vanderbilt University in 1980. We believe that Mr. Slaiby’s significant experience in the oil and gas industry qualifies him to serve on our Board of Directors.

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Executive Officers

We have one executive officer who is not also a director:

Name	Age	Position with Ocean Power Technologies, Inc.

Matthew T. Shafer	49	Vice President of Finance, Chief Financial Officer and Treasurer

Matthew T. Shafer joined the Company in September 2016 as Chief Financial Officer and Treasurer of the Company. Mr. Shafer previously served as a Vice President of Finance for CBIZ (NYSE: CBZ), formerly CMF Associates, from May 2015 where he led teams in providing finance solutions for high-growth organizations within CMF. Prior to that, Mr. Shafer served as a Business Unit Chief Financial Officer at Bausch Health Companies (NYSE: BHC), formerly Valeant Pharmaceuticals International, a large global publicly traded company that develops, manufactures, markets and sells specialty pharmaceuticals and medical devices. He held this Finance Leadership role for the Valeant Dentistry, Generics and Neurology business units, and had worked closely with commercial operations and corporate level teams on numerous product launches, sales force expansions, mergers and acquisitions, financial systems integrations, and internal controls. Mr. Shafer has a foundation in Public Accounting working at Arthur Andersen LLP at the beginning of his career. Mr. Shafer holds a Bachelor of Science in Accounting from The Stillman School of Business at Seton Hall University, an MBA in Finance from Rutgers Business School in New Brunswick, N.J. and is a Certified Public Accountant.

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Director Compensation

For Board service year 2020, the Board of Directors approved, for each non-employee director, an annual payment of $45,000 and a choice of either (a) an option worth $50,000, based on the Black-Scholes formula, to purchase shares of common stock with such option award or stock award to vest entirely, if at all, at the next annual meeting of stockholders or one year from the award date, whichever is earlier or (b) shares of common stock worth $50,000. For fiscal year 2020, each Director chose to take a stock option exercisable for 25,000 shares of common stock. Directors serving a portion of a year receive a pro-rata grant. Each non-employee director also receives a per annum supplement ranging from $2,000 to $9,600 for each committee that they chair. In addition, the Chairman of the Board annually receives an additional $38,000. The Board of Directors will determine the compensation to be paid to each non-employee director for Board service year 2021, relying in part on historical compensation, following the Meeting.

We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board and Board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our Board of Directors.

The following table summarizes compensation paid to each of our non-employee directors who served during fiscal year 2020.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name (1)	($)(2)	($)	($)(3)	($)

Terence J. Cryan	85,000	-	22,923	107,923

Dean J. Glover (4)	54,600	-	22,923	77,523

Steven M. Fludder (4)	53,000	-	22,923	75,923

Robert K. Winters (4)	45,000	-	22,923	67,923

Kristine S. Moore (4)	45,000	-	22,923	67,923

(1)	George H. Kirby III, the Company’s President and Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a Director. The compensation received by Mr. Kirby as an employee of the Company is shown in the Summary Compensation Table on page 18.

(2)	Fees earned or paid in cash reflect annual retainer and committee meeting fees.

(3)	Stock options granted to directors vest fully on the date of the first annual stockholder meeting following the grant date or one year, whichever is greater. The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of Accounting Standards Codification (ASC) No. 718, “Compensation- Stock Compensation.” The assumptions used in calculating these amounts are incorporated by reference to Note 12 to the financial statements in our Annual Report on Form 10-K for the year ended April 30, 2020.

(4)	Each of Messrs. Glover, Fludder and Winters and Ms. Moore has decided not to stand for reelection at the Meeting.

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The following table summarizes grants during fiscal year 2020.

	Stock	Option
Name	Awards	Awards	Total

Terence J. Cryan (1)	-	25,000	25,000

Dean J. Glover (1) (2)	-	25,000	25,000

Steven M. Fludder (1) (2)	-	25,000	25,000

Robert K. Winters (1) (2)	-	25,000	25,000

Kristine S. Moore (1) (2)	-	25,000	25,000

(1)	During fiscal year 2020 each non-executive board member was granted stock options exercisable for 25,000 shares of common stock for Board service during the year ending October 31, 2020.

(2)	Each of Messrs. Glover, Fludder and Winters and Ms. Moore has decided not to stand for reelection at the Meeting.

Corporate Governance

Our Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on the corporate governance section of our website, www.oceanpowertechnologies.com. Alternatively, you can request a copy of any of these documents by writing to our Secretary at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

●	the Board’s principal responsibility is to oversee the management of the Company;

●	a majority of the members of the Board shall be independent directors;

●	the non-employee directors shall meet regularly in executive session;

●	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

●	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the Nasdaq, except for George H. Kirby III who is our President and Chief Executive Officer. In addition, our Board has also determined that Mr. Hewlett, Ms. Purcel, and Mr. Slaiby, each a candidate for becoming a member of the Board at the Meeting, would each be an “independent director” with the meaning of the applicable listing standards of the Nasdaq.

Meetings of the Board of Directors

As of the date of this proxy statement, our Board has six members (after the Meeting, the Board will have five members). The Board of Directors held 9 meetings during fiscal 2020. During fiscal 2020, each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors and (b) the committees on which such director served.

Our corporate governance guidelines provide that directors are expected to attend the Meeting. All directors attended our 2019 Annual Meeting of Stockholders.

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Board Leadership Structure

The Board of Directors is led by the chairman, which currently is Mr. Cryan. The Board of Directors has established the position of Vice Chairman, which currently is Mr. Glover. The Board of Directors has also established the position of Chief Executive Officer (CEO), and currently Mr. Kirby is serving as CEO. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure, and anticipates possible changes after the Meeting.

Board Committees

As of the date of this proxy statement, our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Health, Safety and Environment Committee. Each committee operates under a charter that has been approved by the Board. The charters of all Board committees are available on our website at www.oceanpowertechnologies.com.

Our Board has determined that all of the current members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are “independent directors” within the meaning of the applicable rules of Nasdaq. Our Board has also determined that all current Audit Committee members meet the independence requirements contemplated by Rule 5605(c) of the Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Immediately following the Meeting, the Board will re-configure the membership of its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee to ensure that their membership only consists of “independent directors” within the meaning of the applicable rule of Nasdaq.

Audit Committee. The members of our Audit Committee are Dean J. Glover, Steven M. Fludder and Robert K. Winters. Mr. Glover is the chair of the Audit Committee. The Board of Directors has determined that Mr. Glover is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”). Immediately following the Meeting, the Board will identify another independent director who satisfies the applicable SEC regulations to serve as audit committee financial expert. The Audit Committee met four times in fiscal 2020.

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications, independence and performance.

Our Audit Committee’s responsibilities include: appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm; overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures; monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; establishing procedures for the receipt and retention of accounting related complaints and concerns; meeting independently with our independent registered public accounting firm and management; and preparing the Audit Committee report required by SEC regulations.

Compensation Committee. The current members of our Compensation Committee are Terence J. Cryan, Robert K. Winters and Steven M. Fludder. Mr. Fludder is the chair of the Compensation Committee. After the Meeting, the Board will reconfigure the membership of its Compensation Committee. Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include: reviewing and approving, or making recommendations to the Board of Directors with respect to, our chief executive officer and other executive officers’ compensation; evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the Board of Directors with respect to, overseeing and administering, and making recommendations to the Board of Directors with respect to, our cash and equity incentive plans. The Compensation Committee met three times in fiscal 2020.

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The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and any such compensation consultants and other advisors retained by the Compensation Committee will report directly to the committee, which has the authority to select, retain and terminate any such consultants or advisors. In determining and approving executive compensation for fiscal year 2020, the Compensation Committee principally relied on independent salary surveys and other publicly available compensation and online survey data to assist in their evaluation of appropriate levels of executive officer compensation. The Compensation Committee retained an outside consultant to provide certain limited data and information relevant to its determination of compensation for our executive officers for fiscal year 2017 and future years.

Additional information regarding compensation of executive officers is provided on pages 17 through 24 of this proxy statement.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Terence J. Cryan and Dean J. Glover. Mr. Cryan is the chair of the Nominating and Corporate Governance Committee. After the Meeting, the Board will reconfigure the membership of its Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include: recommending to the Board of Directors the persons to be nominated for election as directors or to fill vacancies on the Board of Directors and to be appointed to each of the Board’s committees; overseeing an annual review by the Board of Directors with respect to management succession planning; developing and recommending to the Board of Directors corporate governance principles and guidelines; overseeing periodic evaluations of the Board of Directors; and reviewing and making recommendations to the Board of Directors with respect to director compensation. The Nominating and Corporate Governance Committee met one time in fiscal 2020.

Health, Safety and Environment Committee. The current members of our Health, Safety and Environment Committee are Kristine S. Moore, George H. Kirby III and two members of the Company’s senior management team. Ms. Moore is the chair of the Health, Safety and Environment Committee. After the Meeting, the Board will reconfigure the membership of its Health, Safety and Environment Committee. The committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of the Company’s programs and initiatives that support the health, safety, and environment, sustainability, and security policies, programs, and practices of the Company. In addition, the Health, Safety and Environment Committee advises the Board on matters impacting the Company’s health, safety and environment responsibilities and the Company’s public reputation. The Health, Safety and Environment Committee met four times in fiscal year 2020.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. At each Board meeting, the Directors review the Company’s significant risks and management’s plans for addressing or mitigating those risks. The Board of Directors regularly reviews information regarding the Company’s financial position and operations, as well as the risks associated with each. While the Board of Directors is ultimately responsible for risk oversight at the Company, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance. Our Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s health, safety and environment policies, programs and practices.

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Director Nomination Process

The current nominees for election to the Board were recommended for the Board’s nomination by our Nominating and Corporate Governance Committee, which is comprised solely of independent directors, and based on such recommendation, were nominated by the full Board of Directors. At the Meeting, stockholders will be asked to consider the election of Terence J. Cryan, George H. Kirby III, Clyde W. Hewlett, Diana G. Purcel, and Peter E. Slaiby.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry or of other industries with comparable risks and issues, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee considers the value of diversity when recommending candidates. The committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates. The Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article I, Section 1.10 of our by-laws, and with the rules and regulations of the SEC. Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of Ocean Power Technologies, Inc. owned beneficially or of record by the nominee and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder making the nomination must include his or her name and address, a statement as to the class and amount of shares beneficially owned by the stockholder, a description of any arrangements or understandings between the stockholder and the nominee, a representation that the stockholder intends to appear in person or by proxy at the annual meeting and a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement/and or solicit proxies.

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Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman (if an independent director), or the lead independent director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors c/o Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code of Business Conduct and Ethics is posted on our website at www.oceanpowertechnologies.com and can also be obtained free of charge by sending a request to our Secretary at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our chief executive officer, chief financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a Current Report on Form 8-K within four business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that all required reports were filed in fiscal 2020 in a timely manner.

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PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC. 2015 OMNIBUS INCENTIVE PLAN

General

As of October 18, 2020, the 2015 Plan only had 190,872 shares remaining available for future issuance for awards. Effective October 23, 2020, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 732,036 to 1,332,036 in order to ensure that adequate shares will be available for future grants.

We believe that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time in helping us to achieve our goals. We further believe that the attraction, retention and motivation of highly qualified personnel is essential to our continued growth and success and that continued awards under the 2015 Plan are necessary for us to remain competitive in our compensation practices. In addition, we believe that the 2015 Plan is an effective way to ensure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders. In addition, our directors receive annual compensation in restricted shares or stock option awards. Additional shares are needed under the 2015 Plan to ensure that grants to our directors can continue to be made on an annual basis.

A copy of the amendments are attached to this proxy statement as Annex A. The amendments to the 2015 Plan are being submitted for your approval pursuant to the rules and regulations of the SEC and the Nasdaq.

Description of 2015 Plan

A summary description of the 2015 Plan is included in this proxy statement under “Executive Compensation – Stock Option and Other Compensation Plans – 2015 Omnibus Incentive Plan”.

Plan Benefits

No determination has been made as to any awards that will be made to directors, officers or other employees upon approval of the proposed amendment of the 2015 Plan.

Vote Required

The approval of the amendments to the 2015 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote. For the approval of the amendments to the 2015 Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote FOR the amendmentS to the 2015 Plan.

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PROPOSAL THREE

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected EisnerAmper LLP to audit our consolidated financial statements for fiscal 2021. KPMG LLP previously audited our consolidated financial statements from fiscal 2004 through fiscal 2020. On September 18, 2020, the Company filed a Current Report on Form 8-K that disclosed the decision to change auditors, from KPMG LLP to EisnerAmper, LLC, on the basis of reducing ongoing costs related to the Company’s annual auditor services.

During the Company’s two most recent fiscal years ended April 30, 2020 and April 30, 2019 and during the subsequent interim period through September 16, 2020, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

KPMG’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended April 30, 2020 and April 30, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that

(i)       KPMG’s report on the consolidated financial statements of the Company as of and for the year ended April 30, 2020, contained separate paragraphs stating that “As discussed in Note 2(n) to the consolidated financial statements, the Company has changed its method of accounting for leases as of May 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and the related amendments” and “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty”; and

(ii)       KPMG’s report on the consolidated financial statements of the Company as of and for the year ended April 30, 2019, contained separate paragraphs stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, as of April 30, 2019 the Company has cash and cash equivalents of $16.7 million, and the Company has suffered recurring losses from operations and has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty” and “As discussed in Note 1(o) to the consolidated financial statements, effective May 1, 2018, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and several related amendments, issued by the Financial Accounting Standards Board (FASB). This change was adopted using the modified retrospective method.”

The Company provided KPMG with a copy of the foregoing disclosures prior to filing and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements above. KPMG provided its letter dated September 18, 2020 to the SEC, and that letter was included in the Current Report on Form8-K filed on September 18, 2020.

The Audit Committee, effective as of September 18, 2020, appointed EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended April 30, 2021. During the Company’s two most recent fiscal years ended April 30, 2020 and April 30, 2019 and during the subsequent interim period through September 18, 2020, neither the Company nor anyone acting on its behalf has consulted with EisnerAmper, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Although stockholder approval of the selection of EisnerAmper LLP is not required by law, our Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of EisnerAmper LLP.

We expect representatives of EisnerAmper LLP to attend the Meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired by the stockholders.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of KPMG LLP, our prior independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Fiscal Year 2020	Fiscal Year 2019

Audit Fees (1)	$305,647	$379,745
Audit- Related Fees	-	-
Tax Fees (2)	9,635	11,438
All Other Fees (3)	1,780	1,780

Total Fees	$317,062	$392,963

(1)	Audit Fees consist of fees for the audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with the regulatory filings or engagements. Fiscal year 2020 and 2019 audit fees include fees for comfort letters and consents of $57,500 and $128,500, respectively, related to several equity offerings. Fiscal 2020 and 2019 include $3,147 and $6,245 for out of pocket fees, respectively.

(2)	Tax Fees include fees for the tax return preparation assistance and review.

(3)	All Other Fees for fiscal years 2020 and 2019 include subscription fees for KPMG’s accounting research tool.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee’s approval procedures include the review and approval of a description of the services that documents the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

All audit services and all non-audit services in fiscal years 2020 and 2019 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

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REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended April 30, 2020 and discussed them with the Company’s management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. These matters included a discussion of the independent registered public accounting firm’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020. We have concluded that the independent registered public accounting firm for the fiscal 2020 is independent from the Company and its management.

By the Audit Committee of the Board of Directors of Ocean Power Technologies, Inc.

Dean J. Glover, Chairman
Steven M. Fludder
Robert K. Winters

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of October 18, 2020 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock beneficially owned is based on 23,589,685 shares of our common stock outstanding as of October 18, 2020. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of October 18, 2020 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by such person, subject to community property laws, where applicable. The street address of each beneficial owner shown in the table below is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Terence J. Cryan (1)	7,197	*
George H. Kirby III (2)	16,936	*
Matthew T. Shafer (3)	6,872	*
Steven M. Fludder (4)	6,673	*
Dean J. Glover (5)	11,787	*
Robert K. Winters (6)	6,073	*
Kristine S. Moore (7)	2,500	*
Clyde W. Hewlett	-	-
Diana G. Purcel	-	-
Peter E. Slaiby	-	-

All directors, nominees and executive officers as a group (10 individuals)	58,038	*

*	Represents a beneficial ownership of less than one percent of our outstanding common stock

(1)	Beneficial ownership includes 361 shares of our common stock and 6,836 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(2)	Beneficial ownership includes 6,936 shares of our common stock and 10,000 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(3)	Beneficial ownership includes 1,122 shares of our common stock and 5,750 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(4)	Beneficial ownership includes 600 shares of our common stock and 6,073 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(5)	Beneficial ownership includes 5,248 shares of our common stock and 6,539 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(6)	Beneficial ownership includes 6,073 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

(7)	Beneficial ownership includes 2,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of October 18, 2020.

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Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of April 30, 2020.

Plan category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Restricted Stock	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column

Equity compensation plans approved by security holders
Stock Options	555,475	$3.19	168,808	(1)
Restricted Stock	-	-	-

Equity compensation plans not approved by security holders
Stock Options	-	-	-
Restricted Stock	13,513	N/A	11,487	(2)

(1)	Consists of shares of our common stock available for issuance under the 2015 Plan.

(2)	Consists of shares of our common stock available for issuance under the 2018 Employee Inducement Incentive Award Plan.

Our equity compensation plans consist of 2006 Stock Incentive Plan and 2015 Plan which were approved by our stockholders. Once the 2015 Plan was approved by the stockholders on October 22, 2015, no further stock options or other awards were awarded under the 2006 Stock Incentive Plan and it was terminated. Shares that are forfeited under the 2006 Stock Incentive Plan on or after October 22, 2015 will become available for issuance under the 2015 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by the Company to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of the Company. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if they are not an executive officer or employee of the Company, and, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the Nasdaq, except for George H. Kirby III who is our President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

Our Compensation Committee is responsible for overseeing the compensation of all of our executive officers. In this capacity, the Compensation Committee designs, implements, reviews and approves all compensation for our named executive officers. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with our business goals and objectives and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Compensation Objectives and Philosophy

Our compensation programs are designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified predetermined quantitative and qualitative goals and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

Elements of Total Compensation and Relationship to Performance

Key elements of these programs include:

●	Base salary compensation designed to reward annual achievements, with consideration given to the executive’s qualifications, scope of responsibility, leadership abilities and management experience and effectiveness;
●	Short-term incentive program that provide yearly cash bonus awards, where warranted, that are designed to align executive compensation with pre-determined business objectives and demonstrated performance; and
●	Long-term incentive programs that provide equity-based incentive compensation, over one-to-three year periods, which are primarily in the form of stock options and restricted stock, the value of which is dependent upon the performance of our Common Stock, and which is subject to multi-year vesting that requires continued service and/or the attainment of certain performance goals.

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Determining and Setting Executive Compensation

Under direction from the Compensation Committee, our management develops our compensation plans by utilizing publicly available compensation and on-line survey data for a broad selection of national and regional companies, which we believe are generally comparable to the Company in terms of public ownership, organizational structure, size and stage of development, and against which we believe we may compete for executive talent. The results of these analyses and any recommendations by management are reviewed with and approved by the Compensation Committee annually. We believe that these compensation practices provide us with appropriate compensation guidelines. The Compensation Committee generally targets compensation for our executives to be consistent with similarly situated executives in comparable companies covered by the on-line survey data. Other considerations, including market factors, the unique nature of our business and the experience level of an executive, may dictate variations to this general target.

Our business is characterized by a long product development cycle, including a lengthy engineering and product-testing period. In addition to traditional benchmarking metrics, such as product sales, revenues and profits, the additional factors the Compensation Committee typically considers when determining our named executive officers’ compensation include:

●	key product development initiatives;
●	technology advancements;
●	achievement of commercial milestones;
●	establishment and maintenance of key strategic relationships;
●	implementation of appropriate financing strategies; and
●	financial and operating performance.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended April 30, 2020 and April 30, 2019 to our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (3)	All Other Compensation ($)		Total ($)

George H. Kirby III	2020	391,140	-	-	70,356	58,805	(4)	520,301
President and	2019	391.140	173,138	-	71,480	84,104	(4)	719,862
Chief Executive Officer

Matthew T. Shafer	2020	253,125	-	-	34,320	7,277	(5)	294,722
Vice President,	2019	253,125	73,406	-	41,101	9.434	(5)	377,066
Chief Financial Officer and
Treasurer

Christopher Phebus (6)	2020	-	-	-	-		-	-
Vice President, Engineering	2019	158,649			-	37,590	(7)	196,239

(1)	Salary represents actual salary earned during each fiscal year. The amounts in this column may be different from the amounts listed below under description of employment agreements, due to increases in salary levels and payments for unused vacation during each fiscal year.

(2)	This amount represents bonuses earned by the named executive officers in fiscal year 2019. A recommendation was made by management that no bonuses or merit increases would be paid for any and all employees of the Company for fiscal year 2020, and the Board of Directors accepted that recommendation.

(3)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of Accounting Standards Codification (ASC) No. 718, “Compensation- Stock Compensation.” The assumptions used in calculating these amounts are incorporated by reference to Note 12 to the financial statements in our Annual Report on Form 10-K for the year ended April 30, 2020.

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(4)	For fiscal year 2020 the amount of $58,805 includes $50,000 for relocation expenses, and $8,805 relates to the Company’s matching contributions to the 401(K) Plan. For fiscal year 2019, the amount of $84,104 includes $48,025 for relocation expenses, $27079 payout for unused vacation and $9,000 relates to the Company’s matching contributions to the 401(K) Plan. In accordance with his employment agreement Mr. Kirby is eligible for reimbursement of relocation expenses.

(5)	For fiscal year 2020 the amount of $7,277 relates to the Company’s matching contributions to the 401(K) Plan. For fiscal year 2019 the amount of $9,434 includes $3,636 payout for unused vacation and $5,797 relates to the Company’s matching contributions to the 401(K) Plan.

(6)	Mr. Phebus joined the Company on January 15, 2018 to serve as the Company’s Vice President of Engineering. Mr. Phebus resigned from his position as Vice President of Engineering effective November 30, 2018.

(7)	For fiscal 2019 the amount $37,590 includes $32,185 for relocation expenses and $5,405 for unused vacation payout.

Employment Agreements

George H. Kirby III - President, Chief Executive Officer and Director

Under an agreement entered into on December 29, 2014, Mr. Kirby was entitled to an initial annual base salary of $360,000 subject to adjustment upon annual review by our Board of Directors, was subsequently increased to $381,600 on May 1, 2016 and to $391,140 on May 1, 2018. Mr. Kirby is also eligible to earn discretionary incentive bonuses and incentive compensation. The Company also reimbursed Mr. Kirby for his eligible relocation costs.

Upon the termination of his employment other than for cause, other than as a result of a change of control, or if he terminates his employment for good reason (as such terms are defined in his employment agreement), Mr. Kirby has the right to receive severance payments. If such termination occurs, Mr. Kirby will receive twelve months of his base salary then in effect. Pursuant to this agreement, Mr. Kirby is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

Matthew T. Shafer - Vice President, Chief Financial Officer and Treasurer

On August 23, 2016, and in connection with his hiring by the Company, Mr. Shafer entered into an employment agreement with the Company, to be effective on September 7, 2016 (the “Shafer Employment Agreement”). Under the Shafer Employment Agreement, Mr. Shafer was entitled to an initial annual base salary of $220,000 subject to adjustment upon annual review by the Company’s Board of Directors, was subsequently increased to $250,000 on October 18, 2017 and to $253,125 on May 1, 2018. Mr. Shafer is also eligible to earn discretionary incentive bonuses and incentive compensation. He is also entitled to participate in all Company employee benefit plans.

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Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in the Shafer Employment Agreement), Mr. Shafer has the right to receive severance payments. If such termination occurs before the end of six months of service, he receives no severance. If such termination occurs after completing six months of service, Mr. Shafer will receive six months of his base salary. Pursuant to this agreement, Mr. Shafer is also subject to covenants regarding confidentiality, non-competition and non-solicitation during and after the term of his employment.

Stock Option and Other Compensation Plans

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan was adopted by our Board of Directors on December 7, 2006, was approved by our stockholders on January 12, 2007 and became effective on April 24, 2007. The 2006 Stock Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-unit awards. On October 2, 2009, an amendment to the 2006 Stock Incentive Plan was approved, increasing the aggregate number of shares authorized for issuance by 42,500 shares to 82,661 shares. In 2010, our Board of Directors approved amending and restating the 2006 Stock Incentive Plan to make certain adjustments, including imposing minimum performance periods for performance awards and minimum vesting periods for time-based awards, a requirement that we obtain stockholder approval prior to certain option and stock appreciation right repricing actions, and limiting the situations in which vesting periods may be waived or accelerated. This amendment and restatement did not require the approval of our stockholders. On October 2, 2013, a further amendment to the 2006 Stock Incentive Plan was approved by our stockholders, increasing the aggregate number of shares authorized for issuance by an additional 40,000 shares to 122,661.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2006 Stock Incentive Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of common stock with respect to which awards may be granted to any participant under our 2006 Stock Incentive Plan is 10,000 per calendar year.

Our 2006 Stock Incentive Plan was administered by our Board of Directors. Pursuant to the terms of our 2006 Stock Incentive Plan, and to the extent permitted by law, our Board of Directors could delegate authority to one or more committees or subcommittees of the Board of Directors or to our officers. Our Board of Directors or any committee to whom the Board of Directors delegates authority selected the recipients of awards and determined:

●	the number of shares of common stock covered by options and the dates upon which the options become exercisable;
●	the exercise price of options; provided, however, that the exercise price shall not be less than 100% of the fair market value of the underlying common stock on the date the option is granted;
●	the duration of the options; and
●	the number of shares of common stock subject to any restricted stock or other stock-unit awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our Board of Directors delegated authority to an officer, the officer had the power to make awards to all of our employees, except to executive officers. Our Board of Directors fixed the terms of the awards to be granted by such officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such officer could make.

If a merger or other reorganization event occurred, our Board of Directors could provide that all of our outstanding options are to be assumed or substituted by the successor corporation. Our Board of Directors could also provide that, in the event the succeeding corporation did not agree to assume, or substitute for, outstanding options, then all unexercised options would become exercisable in full prior to the completion of the event and that these options would terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors could also provide for cashing out the value of any outstanding options.

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No awards could be granted under our 2006 Stock Incentive Plan after December 6, 2016, but the vesting and effectiveness of awards granted before that date could extend beyond that date. Our Board of Directors could amend, suspend or terminate our 2006 Stock Incentive Plan at any time, except that stockholder approval would be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the plan, materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

As of April 30, 2020, options to purchase 596 shares of our common stock at a weighted average exercise price of $494.20 were outstanding under our 2006 Stock Incentive Plan.

As of April 30, 2020, we had granted 5,701 shares of restricted common stock under our 2006 Stock Incentive Plan, of which zero remain outstanding as of April 30, 2020.

Once the 2015 Plan (discussed below) was approved by the stockholders on October 22, 2015, no further stock options or other awards were awarded under the 2006 Stock Incentive Plan and it was terminated.

2015 Omnibus Incentive Plan

On August 17, 2015, the Board of Directors approved, subject to the receipt of stockholder approval, the 2015 Plan. On October 22, 2015, the stockholders approved the 2015 Plan and the 2006 Stock Incentive Plan was terminated. Effective August 17, 2016, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 12,036 to 32,036 in order to assure that adequate shares will be available for future grants. On October 21, 2016, the stockholders approved the amendment to the 2015 Plan. Effective September 28, 2018, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 32,036 to 132,036 in order to assure that adequate shares will be available for future grants. On December 7, 2018, the stockholders approved the amendment to the 2015 Plan. Effective October 24, 2019, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 132,036 to 732,036 in order to ensure that adequate shares will be available for future grants. On December 20, 2019, the stockholders approved the amendment to the 2015 Plan.

Description of 2015 Plan

The following is a summary of the material provisions of the 2015 Plan, as amended, and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is filed as Annex A to our Proxy Statement on Schedule 14A filed with the SEC on September 3, 2015.

Administration

The 2015 Plan is administered by a committee of the Board, which consists of not fewer than two directors of the Company designated by the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code as amended (as now in effect or later amended and any successor thereto, the “Code”) and, for so long as our common stock is listed on the Nasdaq, an “independent director” within the meaning of the Nasdaq rules. Among other things, the committee administering the 2015 Plan has full power and authority to take all actions and to make all determinations required or provided for under the 2015 Plan, any award under the 2015 Plan or any award agreement under the 2015 Plan, not inconsistent with the specific terms and conditions of the 2015 Plan, which the committee deems to be necessary or appropriate to the administration of the 2015 Plan. The committee administering the 2015 Plan, may amend, modify or supplement the terms of any outstanding award, provided that no amendment, modification or supplement of the terms of any outstanding award shall impair a grantee’s rights under an award without the consent of the grantee. The committee administering the 2015 Plan is also authorized to construe the award agreements and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, our full Board will conduct the general administration of the 2015 Plan with respect to all awards granted to our non-employee directors. In addition, in its sole discretion, our Board may at any time and from time to time exercise any and all rights and duties of the committee under the 2015 Plan except with respect to matters which are required to be determined in the sole discretion of the committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder.

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Grant of Awards; Shares Available for Awards; Award Limits; Eligible Grantees

The 2015 Plan provides for the grant of stock options, SARs, restricted stock awards, stock unit awards and unrestricted stock awards, dividend equivalent rights, performance share awards or other performance-based awards, other equity-based awards or cash to eligible employees, officers and non-employee directors of the Company or any affiliate of the Company, or any consultant or adviser to the Company or an affiliate who is currently providing services to the Company or an affiliate, or to any other individual whose participation in the 2015 Plan is determined to be in the best interests of the Company by the committee administering the 2015 Plan. We have reserved a total of 10,000 shares of common stock for issuance as or under awards to be made under the 2015 Plan, plus (y) 2,036, which was the number of shares of common stock available for issuance under our 2006 Stock Incentive Plan as of the effective date of the 2015 Plan, plus (z) the number of shares of our common stock related to awards under the 2006 Stock Incentive Plan as of the effective date of the 2015 Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. With the amendment to the Plan approved by the stockholders on October 21, 2016, the number of shares of common stock increased from 12,036 to 32,036. On December 7, 2018, the stockholders approved an amendment to the 2015 Plan whereby the number of shares of common stock increased from 32,036 to 132,036. On December 20, 2019, the stockholders approved an amendment to the 2015 Plan whereby the number of shares of common stock increased from 132,036 to 732,036. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The maximum number of shares of stock that can be granted under the 2015 Plan pursuant to incentive stock option awards is currently ten thousand (10,000). The maximum number of shares of stock subject to awards that can be granted under the 2015 Plan in any one calendar year to any person, other than a non-employee director, is two hundred thousand (200,000). The maximum fair market value of shares of stock that may be granted under the 2015 Plan in any one calendar year to any non-employee director is two hundred thousand dollars ($200,000). The limitation on the amount of shares of stock issuable under the 2015 Plan is subject to adjustment in the event of certain changes in our capital stock, such as recapitalizations, reclassifications, stock splits, reverse stock splits, spin-offs, combinations of our stock, exchanges of our stock and other increases or decreases in our stock without receipt of consideration.

As of April 30, 2020, options to purchase 554,879 shares of our common stock at a weighted average exercise price of $2.26 were outstanding under our 2015 Plan.

As of April 30, 2020, we had granted 17,350 shares of restricted common stock under our 2015 Omnibus Incentive Plan. 14,628 shares have vested and 2,722 shares were cancelled.

The 2015 Plan will terminate automatically on October 22, 2025, which is ten years after the date on which stockholders approve the 2015 Plan. As of April 30, 2020, there are 168,808 shares available for grant under the 2015 Plan.

2018 Employment Inducement Incentive Award Plan

On January 18, 2018, the Board adopted the Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 25,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including restricted stock units, restricted stock, performance shares and performance units, and its terms are substantially similar to the Company’s 2015 Plan, including with respect to treatment of equity awards in the event of a “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

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In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. An award is any right to receive the Company’s common stock pursuant to the 2018 Inducement Plan, consisting of a performance share award, restricted stock award, a restricted stock unit award or a stock payment award. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date of its adoption. Any Awards that are outstanding on the Expiration Date, or the date of termination of the Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable Award Agreement. As of April 30, 2020, there were 13,513 shares outstanding and 11,487 shares available for grant under the 2018 Inducement Plan.

Outstanding Equity Awards at Fiscal Year End Table

The following table contains certain information regarding equity awards held by the named executive officers as of April 30, 2020:

	Option Awards					Stock Awards
Name and Principal Position	Numbers of Shares Underlying Unexercised Options (#) Exercisable	Numbers of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

George H. Kirby III	10,000		$8.20	12/7/2028	(1)
		27,333	$1.05	1/16/2030	(2)
		54,667	$1.05	1/16/2030	(3)

Matthew T. Shafer	5,750		$8.20	12/7/2028	(4)
		13,333	$1.05	1/16/2030	(5)
		26,667	$1.05	1/16/2030	(6)

(1)	Options granted December 7, 2018 relating to an aggregate of 10,000 shares, of which 100% are exercisable.

(2)	Represents stock options granted on January 16, 2020 relating to an aggregate of 27,333 shares which vest over a two-year period based on service requirements.

(3)	Represents stock options, with market-based conditions, granted on January 16, 2020 relating to an aggregate of 54,667 shares which vest over a two-year period when certain market price targets are met.

(4)	Represents stock options granted on December 7, 2018 relating to an aggregate of 5,750 shares of which 100% are exercisable.

(5)	Represents stock options granted on January 16, 2020 relating to an aggregate of 13,333 shares which vest over a two-year period based in service requirements.

(6)	Represents stock options, with market-based conditions, granted on January 16, 2020 relating to an aggregate of 26,667 shares which vest over a two-year period when certain market price targets are met.

Potential Payments upon Termination of Employment or Change in Control

The following information sets forth the terms of potential payments to each of our named executive officers in the event of a termination of employment. We do not include information for Mr. Phebus since he is no longer employed by the Company and his departure did not trigger any payments.

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Termination by Company without Cause; Termination by Executive for Good Reason. Our employment agreement with Mr. Kirby provides for severance pay within 30 days in the event that employment is terminated by the Company, other than for cause, upon Mr. Kirby’s disability or by the executive with good reason, in the amount of twelve months of base salary. Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination of employment (but not longer than the original term of such options).

Our employment agreement with Mr. Shafer provides, upon the termination of his employment other than for cause, or if Mr. Shafer terminates his employment for good reason, that Mr. Shafer has the right to receive severance payments. If such termination occurs, Mr. Shafer will receive six months of his base salary.

Termination by Company for Cause; Termination by Executive without Good Reason. Under our employment contracts with Mr. Kirby upon termination for cause or at the executive’s election without good reason, the executive is entitled to the base salary and benefits due and owing to the executive as of the date of termination. The employment agreement with Mr. Shafer does not contain provisions regarding severance in the event of a termination by the Company with or without cause or termination by the executive without good reason.

Change in Control. Our employment agreement with Mr. Kirby provides for severance pay equal to two (2) years of base salary if a change of control occurs and Mr. Kirby is terminated by the Company or Mr. Kirby terminates the agreement, each occurring within 90 days of the change of control. Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination (but not longer than the original term of such options). In addition, to the extent that Mr. Kirby has not previously vested in rights and interests held by Mr. Kirby under the Company’s stock and other equity plans (including stock options, restricted stock, RSU’s, performance units or performance shares), such rights and interest would become fully vested.

The employment agreement for Mr. Shafer does not contain change of control provisions; therefore, payments for cash severance and continued healthcare benefits are the same as for termination without cause. The restricted stock agreement provides for accelerated stock vesting upon a change in control.

Termination upon Failure to Renew by the Company. In the event that our employment agreement with Mr. Kirby terminates the end of the term and is not renewed as a result of a decision by the Company not to renew, prior to a decision by Mr. Kirby not to renew, the Company will pay Mr. Kirby a severance payment in the amount of one (1) year base salary in a lump sum within 30 days after the termination date.

The employment agreement for Mr. Shafer does not contain similar provisions.

Qualifying retirement. Under our restricted stock agreements with the named executive officers, upon a Qualifying Retirement 50% of unvested restricted shares will vest immediately. A “Qualifying Retirement” means retirement by the recipient after satisfaction of the conditions in either clause (A) or clause (B): (A) the recipient has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the recipient’s age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

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PROPOSAL FOUR

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION PRACTICES

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our stockholders’ preference expressed in voting at the 2011 annual meeting of stockholders, the Board of Directors determined that an advisory vote on the compensation of our named executive officers will be conducted every year. In this proposal we are asking stockholders to approve the following advisory resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Executive Compensation section are effective in achieving our goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating our executives to remain with us for long and productive careers. Named executive officer compensation over the past two years reflects amounts of cash and equity compensation consistent with our stated goals and objectives.

We urge stockholders to read the Executive Compensation section beginning on page 17 of this proxy statement, including the 2020 Summary Compensation Table and related tables and narrative, appearing on pages 18 through 24 which provide information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. Although nonbinding, the Board will review and consider the voting results when evaluating our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL FIVE

APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S EQUITY LINE OF CREDIT WITH ASPIRE CAPITAL FUND, LLC

Background

On September 18, 2020, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire”) and a registration rights agreement pursuant to which Aspire has agreed to purchase from the Company up to an aggregate of $12,500,000 worth of our common stock. The Purchase Agreement replaces the prior common stock purchase agreement with Aspire dated October 24, 2019. Under that agreement, the Company sold the maximum number of shares that could be sold and the Company then elected to terminate that agreement.

The Company is submitting this Proposal 5 to you in order to obtain the requisite stockholder authorization in accordance with the Nasdaq Listing Rules to sell shares of its common stock to Aspire in excess of 19.9% of its outstanding shares of common stock (as of the date the Company entered into the Purchase Agreement), if the Company so chooses, as more fully described below.

Agreement with Aspire

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Aspire, and Aspire is obligated to purchase up to $12,500,000 worth of shares of common stock. Such sales of common stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 30-month period beginning on October 9, 2020, which was the date all conditions were satisfied and commencement of sales could occur under the Purchase Agreement (the “Commencement Date”).

Following the Commencement Date, under the Purchase Agreement, on any business day selected by the Company on which the closing sale price of its common stock exceeds $0.10 (the “Floor Price”), the Company has the right, in its sole discretion, to present Aspire with a purchase notice (each, a “Purchase Notice”), directing Aspire (as principal) to purchase up to 250,000 shares of its common stock per trading day, at a per share price (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of its common stock on the purchase date, or (ii) the arithmetic average of the three (3) lowest closing sale prices for the Company’s common stock during the ten (10) consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which the Company submits a Purchase Notice to Aspire in an amount equal to 250,000 shares and the closing sale price of our stock is equal to or greater than $0.10 per share, the Company also has the right, in its sole discretion, to present Aspire with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares the Company may determine. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Company’s common stock traded on its principal market on the VWAP Purchase Date.

The Purchase Agreement provides that the Company and Aspire shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common stock is less than the Floor Price. This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of any sales of its common stock to Aspire. Aspire has no right to require any sales by the Company but is obligated to make purchases from the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any penalty or cost to it.

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Requirement to Seek Stockholder Approval

As a result of the Company’s listing on the Nasdaq, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires the Company to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance of more than 19.99% of the Company’s outstanding shares of our common stock (or securities convertible into or exercisable for shares of its common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may the Company issue or sell to Aspire under the Purchase Agreement more than 19.99% of the shares of its common stock outstanding immediately prior to the execution of the Purchase Agreement (which was 3,722,251 shares based on 18,620,565 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Aspire under the Purchase Agreement equals or exceeds $0.876, such that issuances and sales of the common stock to Aspire under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Based on the closing sale price of its common stock as reported on the Nasdaq on September 18, 2020, to fully utilize the amount available to it, the Company could issue up to 13,586,957 shares of common stock to Aspire under the Purchase Agreement, which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Aspire the full amount available under the Purchase Agreement, the Company is seeking stockholder approval to issue more than 19.99% of its outstanding shares as of the date it entered into the Purchase Agreement with Aspire. In particular, the Company is seeking stockholder approval for the issuance of up to 9,864,706 shares of our common stock under the Purchase Agreement. The Company would seek additional stockholder approval before issuing more than such 9,864,706 shares.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal 5, the Company will be unable to issue shares of common stock to Aspire pursuant to the Purchase Agreement in excess of the Exchange Cap unless the sale price equals or exceeds $0.876, in which case there is no limit on the total amount that we can issue. If the Company is constrained by the Exchange Cap, the Company anticipates it would need to seek alternative sources of financing, which may include additional transactions with Aspire.

Reasons for Transaction and Effect on Current Stockholders

The Board of Directors has determined that the Purchase Agreement with Aspire is in the best interests of the Company and its stockholders because the right to sell shares to Aspire provides the Company with a reliable source of capital and the ability to access that capital when and as needed.

The Purchase Agreement does not affect the rights of the holders of outstanding common stock, but the sale of shares to Aspire pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

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Notwithstanding the foregoing, the Purchase Agreement provides that the Company shall not issue, and Aspire shall not purchase, any shares of our common stock under the Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act) by Aspire and its affiliates, would result in the beneficial ownership by Aspire and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock. This beneficial ownership limitation limits the number of shares Aspire may beneficially own at any one time to 9.99% of the Company’s outstanding common stock. Consequently, the number of shares Aspire may beneficially own in compliance with the beneficial ownership limitation may increase as the number of outstanding shares of common stock increases over time. Aspire may sell some or all of the shares it purchases under the Purchase Agreement, permitting it to purchase additional shares in compliance with the beneficial ownership limitation. The beneficial ownership limitation reflects the requirements of Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of the outstanding shares of common stock and such ownership is the largest ownership position. The Company is not seeking stockholder approval to lift such 9.99% beneficial ownership limitation. However, even with the beneficial ownership limitation, Aspire may be in a position to exert influence over the Company and there is no guarantee that the interests of Aspire will align with the interests of other stockholders.

Effect of Approval

Upon obtaining the stockholder approval requested in this Proposal 5, the Company would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to Aspire. If this Proposal 5 is approved by the stockholders, the Company would be able to issue more than the original Exchange Cap (or 3,722,251 shares) to Aspire under the Purchase Agreement. The number of shares of common stock that the Company may issue would fluctuate from time to time based on the price of our common stock, however the Company would seek additional stockholder approval before issuing more than an aggregate of 13,586,957 shares under the Purchase Agreement. The Company would also seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock it may issue to Aspire under the Purchase Agreement above $12,500,000.

In addition, the additional shares that the Company could issue to Aspire will result in greater dilution to existing stockholders and may result in a decline in its stock price or greater price volatility. Each addition share of common stock that would be issuable to Aspire would have the same rights and privileges as each share of the Company’s currently authorized common stock.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the issuance of shares of common stock to Aspire in accordance with Nasdaq Listing Rule 5635(d).

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OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2021 Annual Meeting

In accordance with our by-laws, a stockholder who wishes to present a proposal for consideration at the 2021 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Monroe Township, NJ, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 under the Exchange Act) must be received no earlier than August 25, 2021 and no later than September 24, 2021 (except that in the event that the date of the 2021 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2020 annual meeting of stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to the 2021 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2021 annual meeting and (B) the tenth day following the day on which notice of the date of the 2021 annual meeting was mailed or public disclosure of the date of the 2021 annual meeting was made, whichever first occurs). The notice should include (i) a brief description of the business desired to be brought before the 2021 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the 2020 annual meeting to bring such business before the meeting and (vi) a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement and/or solicit proxies. Any proposal should be addressed to the Corporate Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Annual Report

Our 2020 Annual Report is concurrently being mailed to stockholders. The 2020 Annual Report contains our consolidated financial statements for Fiscal Year 2020 and the report thereon of KPMG LLP, which was our independent registered public accounting firm when the audit of our consolidated financial statements for Fiscal Year 2020 was issued. Our 2020 Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material. Stockholders may obtain an additional copy of our 2020 Annual Report for the year ended April 30, 2020, without charge, by writing to Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Householding of Annual Meeting Materials

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, Attention: Secretary or (609) 730-0400. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John W. Lawrence
John W. Lawrence
General Counsel and Secretary

Dated: October ___, 2020

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

29

ANNEX A

FOURTH AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC.

2015 OMNIBUS INCENTIVE PLAN

WHEREAS, Ocean Power Technologies, Inc. (the “Company”) previously adopted the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan effective October 22, 2015 (the “2015 Plan”) and previously amended the 2015 Plan effective October 21, 2016, December 7, 2018, and December 20, 2019; and

WHEREAS, the Board of Directors of the Company has authorized an amendment of the 2015 Plan to increase the number of shares authorized for Awards thereunder from 732,036 shares to 1,332,036 shares.

NOW, THEREFORE, effective as of October 23, 2020, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Sections 4.1 and 6.2 of the Plan are amended to replace the number 732,036 with the number 1,332,036.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby III
Name:	George H. Kirby III
Title:	President & Chief Executive Officer

A-1

OPT
OCEAN POWER TECHNOLOGIES

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2 – 5.

	For	Withhold		For	Withhold		For	Withhold
01 - Terence J. Cryan*	☐	☐	02 - George H. Kirby*	☐	☐	03 - Clyde W. Hewlett*	☐	☐
04 - Diana G. Purcel*	☐	☐	05 - Peter E. Slaiby*	☐	☐			

* Each to serve for a one-year term expiring at the 2021 Annual Meeting of Stockholders.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Note: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 8 0 4 5 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03C56B

RECEIVE FUTURE OCEAN POWER TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! SUPPORT THE PLANET!

Receive future Ocean Power Technologies, Inc. annual reports and proxy materials in electronic form rather than in printed form. This will save trees, and reduce Company costs. Next year when the annual report and proxy materials are available, we will send you an email with instructions that will enable you to review the materials online. To consent to electronic delivery, visit www-us.computershare.com/Investor or while voting via the Internet, and just click the box to give your consent.

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Proxy — OCEAN POWER TECHNOLOGIES, INC.

PROXY FOR COMMON STOCK
Annual Meeting of Stockholders, December 23, 2020

THIS PROXY IS SOLICITED ON BEHALF OF OCEAN POWER TECHNOLOGIES, INC. BY ITS BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held virtually on December 23, 2020, the proxy statement and all other proxy materials and appoints Terence J. Cryan and George H. Kirby, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Ocean Power Technologies, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held virtually on December 23, 2020 at 9:00 a.m. local time, see https://viewproxy.com/OceanPowerTechnologies/2020, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vote "FOR" each of the director nominees listed on the reverse side and a vote "FOR" proposals 2-5. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted as follows:

FOR the election of the director nominees listed on the reverse side, FOR the approval of the amendment to the 2015 Omnibus Incentive Plan, FOR the ratification of EisnerAmper LLP as independent advisors of the Company for fiscal 2021, FOR the approval of the advisory resolution to approve our executive compensation, FOR approval of the issuance of common stock to Aspire Capital Fund, LLC.

CONTINUED AND TO BE VOTED ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.